SLR Consulting (Canada) Ltd. 55 University Avenue, Suite 501,Toronto, ON M5J 2H7

June 14, 2023

CONSENT OF EXPERT

VIA EDGAR

United States Securities and Exchange Commission

Re:	Fury Gold Mines Limited (the "Company")
Registration Statement on Form F‐10

The undersigned hereby consents to the use of its name in connection with reference to its involvement in the preparation of the following technical report (the "Technical Report"):

  Technical Report on the Committee Bay Project, Nunavut Territory, Canada, dated October 23, 2017, and with an effective date of May 31, 2017, prepared by David Ross, M.Sc., P.Geo. as principal geologist for Roscoe Postle Associates Inc. (now SLR Consulting (Canada) Ltd.).

and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report in the Registration Statement. This consent extends to any amendments to the Registration Statement, including any post‐effective amendments.

Yours truly,

SLR Consulting (Canada) Ltd.

(Signed) Luke Evans

Luke Evans, P.Eng.

www.slrconsulting.com